Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of C.E.C Industries Corp.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of C.E.C. Industries Corp., of our report dated August 28, 2003 relating to the financial statements of C.E.C. Industries Corp. appearing in the Annual Report on Form 10-KSB of C.E.C. Industries Corp. for the year ended March 31, 2003.


                                        /s/ Hunter, Atkins & Russell, PLC
                                        -------------------------------------
                                        Hunter, Atkins & Russell, PLC
                                        Certified Public Accountants

Oklahoma City, Oklahoma
December 29, 2003